FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                   Farmer Mac
                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK


April 28, 1997


Dear Farmer Mac Stockholder:

      The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 1997 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 12, 1997, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.

      Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.

      We look forward to seeing you on June 12.


                              Sincerely,


                              /s/ Eugene Branstool
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                   Farmer Mac
                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                                ----------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK

April 28, 1997

Dear Farmer Mac Stockholder:

      The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 1997 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 12, 1997, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

      We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 1996 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.

      We look forward to seeing you on June 12.

                              Sincerely,


                              /s/ Eugene Branstool
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                ----------------

                            NOTICE OF ANNUAL MEETING
                                                                  April 28, 1997

      Notice is hereby given that the 1997 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 12, 1997, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W., Washington, D.C. 20037.
      As described in the attached Proxy Statement, the meeting will be held for the following purposes:
Item No. 1  to elect  ten  directors,  five of whom will be  elected  by Class A
            Stockholders, and five of whom will be elected by Class B Stockholders, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;
Item No. 2  to  ratify  the  selection  by the  Audit  Committee  of  KPMG  Peat
            Marwick LLP as the Corporation's independent auditors for the year 1997;
and to consider and act upon any other business that may properly be brought before the meeting or any adjournment thereof. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.
      Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 24, 1997 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.
      For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation at the address indicated above, between the hours of 9:00 a.m. and 5:00 p.m. local time.
      Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears thereon and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                              By order of the Board of Directors,



                               Michael T. Bennett
                               Corporate Secretary

                                Table of Contents


                                                                         Page
Voting Rights..............................................................1
Proxy Procedure............................................................2
Proxy Statement Proposals..................................................3
Board of Directors Meetings and Committees.................................3
Item No. 1:  Election of Directors.........................................4
Information about Nominees for Director....................................5
      Class A Nominees.....................................................5
      Class B Nominees.....................................................6
      Directors Appointed by the President of the United States............7
Stock Ownership of Directors and Executive Officers .......................8
Executive Officers........................................................10
Compensation of Directors and Executive Officers..........................11
-- Compensation of Directors..............................................11
-- Compensation of Executive Officers.....................................12
      General.............................................................12
      Compensation Committee Report on Executive Compensation.............12
      Compensation Committee Interlocks and Insider Participation.........16
      Summary Compensation Table..........................................17
      Option Grants During 1996...........................................18
      Option Exercises and Year End Value.................................19
      Employment Agreements.............................................. 20
      Certain Relationships and Related Transactions......................20
      Performance Graph...................................................22
      Stock Option Plans..................................................24
      Defined Contribution Pension Plan...................................25
      401(k) Savings Plan.................................................25
Item No. 2:  Selection of Independent Auditors............................25
Other Matters.............................................................26
Principal Stockholders of Voting Common Stock.............................27
Compliance with Section 16(a) of the Securities Exchange Act of 1934......28
Solicitation of Proxies...................................................28

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                    Farmer Mac

                              919 18th Street, N.W.
                                    Suite 200
                              Washington, D.C. 20006

                                 PROXY STATEMENT
                      For the Annual Meeting of Stockholders
                           to be held on June 12, 1997

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 12, 1997 at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd St., N.W. Washington, D.C. 20037 and at any adjournments or postponements thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 28, 1997.

      The Board of Directors will present for a vote at the Meeting the election of ten members and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for 1997. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

      One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended (the "Act"), provides that Class A Voting Common Stock may be held only by banks, insurance companies and other financial entities that are not Farm Credit System institutions. Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

      The Board of Directors has fixed April 24, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 990,200 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Stockholders of Voting Common Stock."


      The holders of Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the Class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director, or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. With respect to any matter (other than the election of directors) submitted to a vote of the holders of Voting Common Stock, the Class A Holders and Class B Holders vote together as a single class.

Proxy Procedure

      Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. A stockholder may withhold a vote from one or more Nominees by writing the names of those Nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining Nominees for its class. The five Nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the Nominees becomes unavailable for election, votes will be cast by the Proxy Committee under the authority granted by the enclosed proxy for such substitute Nominee as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five Nominees specified herein as Class A Nominees and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five Nominees specified herein as Class B Nominees. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy that are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will not be considered non-voted shares. Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

      The Proxy Committee, composed of three executive officers of the Corporation, H.D. Edelman, M.T. Bennett and T.R. Clark, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

      Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Secretary of the Corporation in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Michael T. Bennett, Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.

Proxy Statement Proposals

      Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by stockholders.

      Proposals of stockholders to be presented at the 1997 Annual Meeting of Stockholders were required to be received by the Secretary of the Corporation prior to December 31, 1996 for inclusion in this Proxy Statement and the accompanying proxy. No such proposals have been received and the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters should properly be brought before the Meeting or any adjournment thereof, the Proxy Committee intends to vote such proxy in accord with its members' best judgment.

      To be eligible for inclusion in the 1998 Proxy Statement, proposals of stockholders must be received by the Secretary of the Corporation prior to December 30, 1997.

Board of Directors Meetings and Committees

      The Board of Directors conducted a total of seven regular meetings since the last annual meeting in June 1996. Each of the members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees of which they were members since the last annual meeting.

      The Board has used a number of committees to assist it in the performance of its duties. The committees currently consist of the following: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee, Program Development Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. See "Item No. 1:
Election of Directors," "Compensation of Directors and Executive Officers" and "Item No. 2: Selection of Independent Auditors" for information concerning the Nominating Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

      At the Meeting, ten directors will be elected. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. Four of the Class A Nominees and four of the Class B Nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the next annual meeting of the stockholders of the Corporation, or until their respective successors have been duly elected and qualified.


      The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). As noted under "Directors Appointed by the President of the United States" below, one of the Appointed Members was confirmed by the Senate on September 30, 1988, two were confirmed on October 4, 1994, one was confirmed on May 24, 1995 and the other was appointed by the President of the United States on April 12, 1996, during a recess of the Senate. The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below and the ten members who are elected by the holders of Voting Common Stock. The Appointed Members serve at the pleasure of the President of the United States.

      In order to facilitate the selection of director nominees, the Board of Directors utilizes a nominating committee consisting of two directors from each of the Board's three constituent groups. The members of the Nominating Committee are: Appointed Members Messrs. Branstool and Southern; Class A directors Messrs. Hemingway and David Nolan; and Class B directors Messrs. McCarthy and Nelson. The Nominating Committee met four times since the last annual meeting. The Nominating Committee recommended five individuals to be considered for election as Class A Nominees and five individuals to be considered for election as Class B Nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Nominating Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.


      For the 1998 Annual Meeting of Stockholders, the Nominating Committee will consider nominees recommended by holders of Class A or Class B Voting Common Stock who may submit such recommendations by letter to the Secretary of Farmer Mac.


      If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director at the date of the Meeting or at any adjournment(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute Nominee as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.



Information about Nominees for Director

Each of the Nominees has been principally employed in his current position for the past five years unless otherwise noted.

Class A Nominees

John C. Dean, 71, has been a member of the Board of Directors of the Corporation since June 9, 1994, and is a member of the Audit Committee. He is the Chairman of the Board and Chief Executive Officer of Glenwood State Bank, Glenwood, Iowa, a position he has held since 1962. An active farmer, Mr. Dean owns and operates a commercial farm in Mills County, Iowa and a working ranch in central Nebraska. He has held numerous positions with the Independent Bankers Association of America (IBAA), including Chairman of the Agriculture-Rural America Committee and Chairman of the UCC (Article 9) Task Force. Mr. Dean also has been active in the Iowa banking community, serving at various times as an officer and director of both the Iowa Independent Bankers Association and the Iowa Bankers Association. Mr. Dean was a member of the Farmer Mac Appraisal Standards Task Force in 1989.

W. David Hemingway, 50, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Compensation Committee and the Nominating Committee. He has been Executive Vice President of the Investment Division of Zions First National Bank, Salt Lake City, Utah, since 1984. Prior to that, he held various positions within the investment division, which he assisted in organizing in 1975. He has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council of which he served as chairman in 1991. Mr. Hemingway is a member of the Utah Bankers Association, having served as its chairman in 1995.

Mitchell A. Johnson, 55, is President of MAJ Capital Management, Inc., an investment management firm which he founded in 1994 following his retirement from the Student Loan Marketing Association (Sallie Mae), the nation's largest provider of college education financing. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. Mr. Johnson was the first President and one of the founding members of the Washington Association of Money Managers and is a Trustee of the District of Columbia Retirement Board among other community activities.

Robert J. Mulder, 53, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Program Development Committee. He is President and Chief Executive Officer of Feather River State Bank, Yuba City, California, where he has held various positions within the Bank since 1980 and is President and Chief Executive Officer of California Independent Bancorp, the bank's holding company. Mr. Mulder is a former member of the California Bankers Association and a current member of the California Bankers Council of the IBAA. He also serves on the IBAA's National Agriculture-Rural America Committee.

David J. Nolan, 72, has been a member of the Board of Directors of the Corporation since June 13, 1996, and serves as chairman of the Program Development Committee and is a member of the Executive Committee and the Nominating Committee. He had been President, Chief Executive Officer and Chairman of the Board of Directors of Central National Bank, Canajoharie, New York, from 1981 until his retirement in 1994, and currently serves as a member of the Bank's Board of Directors, and as chairman of the Bank's Loan Committee and as a member of its Trust and Investment Committee. Mr. Nolan is a former New York State director of the Farmers Home Administration. He served as a member of the Executive Committee of the Agricultural Bankers Division of the American Bankers Association from 1988 to 1992. Mr. Nolan was a member of the Farmer Mac Credit Underwriting Standards Task Force in 1989.

Class B Nominees

Kenneth E. Graff, 50, has served in the dual capacity as President of the Central Coast Federal Land Bank Association, FLCA and the Central Coast Production Credit Association (both located in Arroyo Grande, California) since late 1987. Mr. Graff was previously employed by the Farm Credit Banks of Sacramento in various capacities from 1976 to 1987, most recently as Senior Vice President. From March 1989 until June 1991, Mr. Graff served as a Class B member of the Farmer Mac Board of Directors.

James A. McCarthy, 67, has been a member of the Board of Directors of the Corporation since June 9, 1994, and is a member of the Executive Committee, the Compensation Committee and the Nominating Committee. He is a cotton, grain and sugarcane farmer and cattle feeder in Rio Hondo, Texas. Currently, Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas. He is a member of Agriculture Co-Op Development International and has served as a member of the National Commission on Agricultural Finance, the Advisory Board of the Federal Intermediate Credit Bank of Texas and the Board of Directors of the Production Credit Association of South Texas. Mr. McCarthy also serves as an officer and director of several closely held companies engaged in construction, farming, shipping and land acquisition and development.

John G. Nelson III, 47, has been a member of the Board of Directors of the Corporation since June 13, 1996, and is a member of the Finance Committee and the Nominating Committee. He is the owner and manager of a grain farm in Reardan, Washington and an insurance agent offering Farm Bureau insurance. Mr. Nelson is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations. Since 1994, Mr. Nelson has served as a director of AgAmerica, FCB, Spokane, Washington. He also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA.

John Dan Raines, Jr., 52, has been a member of the Board of Directors of the Corporation since June 18, 1992, and is a member of the Program Development Committee. He is the owner and operator of Georgia Produce Exchange, Inc., a fresh vegetable sales firm, and Raines Insurance Agency, Inc., a general insurance agency. From 1986 to 1990, Mr. Raines was a member of the Board of Directors of the South Atlantic Production Credit Association, and served as its Chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the Board of Directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina). He also has served since 1981 as a member of the Board of Directors of South Central Farm Credit, ACA, and its predecessor Farm Credit System institution.

Darryl W. Rhodes, 46, has been a member of the Board of Directors of the Corporation since June 8, 1995, and serves as chairman of the Audit Committee. He has been the Senior Vice President - Finance of the Farm Credit Bank of Wichita, Kansas, since 1991. From 1986 to 1991, he was a Senior Vice President of the Ninth District Federal Land Bank Association/Production Credit Association, Wichita, Kansas. For 14 years prior to that, he held numerous positions with the Farm Credit Bank of Wichita, including Vice President - Association Supervision.

Directors Appointed by the President of the United States

Charles Eugene Branstool, 60, has been a member of the Board of Directors of the Corporation and has served as its Chairman since May 26, 1995. He also serves as Chairman of the Executive Committee, the Compensation Committee and the Nominating Committee and is a member of the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on May 23, 1995. Mr. Branstool has been a self-employed farmer in Utica, Ohio since 1962. During the period from April 1993 through December 1993, Mr. Branstool served as the Assistant Secretary for Marketing and Inspection Services of the U.S. Department of Agriculture (USDA). Prior to serving with USDA, Mr. Branstool was State Chairman of the Ohio Democratic Party from January 1991 through April
1993. He also served in the Ohio House of Representatives from January 1975 through December 1982, and as a State Senator from January 1983 through December 1990.

Lowell L. Junkins, 52, has been a member of the Board of Directors of the Corporation since June 12, 1996, and is a member of the Audit Committee and the Public Policy Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess. In January 1997, President Clinton renominated Mr. Junkins to be an Appointed Member of the Board; on April 10, 1997, the Senate conducted a confirmation hearing on his renomination and, if confirmed by the Senate, as anticipated, his Board tenure would extend beyond the limits of the recess appointment, which would otherwise expire at the conclusion of the first session of the 105th Congress (year-end 1997). From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. Mr. Junkins works as a public affairs consultant for Junkins-Hultman Associates in Des Moines, Iowa.

Marilyn Peters, 67, has been a member of the Board of Directors of the Corporation since October 12, 1994, and serves as chairman of the Public Policy Committee and is a member of the Program Development Committee. Her appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mrs. Peters and her husband own farm and ranch land in Marshall County, South Dakota, used for the production of grain crops and cattle. Mrs. Peters is a former teacher and a past member of the Britton Public School Board. In 1985, she was appointed by the Governor of South Dakota to serve on the South Dakota Council on Vocational Education, the South Dakota Private Industry Council and the South Dakota Professional Administrators Practices and Standards Commission. She also has served as a member of the National Association of State Councils on Vocational Education, representing the interest of the agricultural community in the work of the association.

Gordon Clyde Southern, 70, has been a member of the Board of Directors of the Corporation since March 2, 1989, and has served as its Vice Chairman since August 1994. He also is a member of the Public Policy Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. His appointment to the Board was confirmed by the United States Senate on September 30, 1988. Mr. Southern has been a farmer and President of the Southern Farm Co., Inc. in Steele, Missouri since 1954. He serves as Chairman of the Bootheel Resources Conservation and Development Council and as a member of the Executive Council of the University of Missouri Delta Experiment Station, and is a member of the Lower Mississippi River Valley Flood Control Association. He has served as Presiding Commissioner of Pemiscot County and as Chairman of the Pemiscot County Port Authority. He is currently serving as President of the Pemiscot County Farm Bureau Federation.

Clyde A. Wheeler, Jr., 76, has been a member of the Board of Directors of the Corporation since October 12, 1994, and is a member of the Public Policy
Committee and the Compensation Committee. His appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mr. Wheeler, a self-employed farmer and rancher, owns and operates with his son the Clear Creek Ranch, a cattle and hay operation in Laverne, Oklahoma. He spent several years in public service, having begun as an administrative assistant to an Oklahoma Congressman in 1951, then as a special assistant to former Secretary of Agriculture Ezra Taft Benson and then as a staff assistant to President Eisenhower. Following his public service career, he spent the next 24 years with Sun Company, Inc. (and its predecessor companies), most recently as corporate Vice President upon his retirement in 1984.

      In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable and religious organizations.

Stock Ownership of Directors and Executive Officers

      As of the record date, April 24, 1997, the following members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation might be deemed to be "beneficial owners" of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission; those members, Nominees and executive officers not listed below would not be deemed to be beneficial owners, since they do not own any equity securities of the Corporation. The Corporation's Voting Common Stock may be held only by financial institutions and Farm Credit System institutions, and may not be held by individuals. Thus, no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions; consequently, they may not own Voting Common Stock of the Corporation directly or indirectly. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5% or more of the Voting Common Stock of the Corporation, see "Principal Stockholders of Voting Common Stock."


                               Voting Common Stock           Non-Voting Common
                                                                   Stock1
                               Class A      Percent           Class C     Percent
Michael T. Bennett            ------         ------            29,944      1.1%
Thomas R. Clark               ------         ------            31,281      1.2%
Nancy E. Corsiglia            ------         ------            31,217      1.2%
John C. Dean2                   800            *                  800        *
Christopher A. Dunn           ------         ------            19,338        *
Henry D. Edelman              ------         ------            70,177      2.6%
W. David Hemingway3           322,000        32.5%                338        *
Mitchell A. Johnson           ------         ------               500        *
Charles M. Lewis              ------         ------             5,197        *
All directors and
executive officers as a       322,800        32.6%             188,792     7.0%
group
---------------
* Less than 1%

--------------------
1 Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 66,520 shares; Mr. Bennett, 29,944 shares; Mr. Clark, 25,193 shares; Ms. Corsiglia, 30,166 shares; Mr. Dunn, 18,342 shares; Mr. Lewis, 4,862; and all directors and officers as a group, 175,027 shares. See "Stock Option Plans" below.

2 As 97% owner of Glenwood Bancorp, which owns 87% of Glenwood State Bank, Glenwood, Iowa (owner of 800 shares each of Class A Voting Common Stock and Class C Non-Voting Common Stock), Mr. Dean may be deemed a beneficial owner of such shares. Mr. Dean disclaims such beneficial ownership.

3 As Senior Investment Officer of Zions First National Bank, Mr. Hemingway, subject to the approval of its President and Chief Executive Officer, may be deemed to have investment control over and the power to vote the 322,000 shares of Class A Voting Common Stock owned by Zions First National Bank and may be deemed to be the beneficial owner of such shares. Mr. Hemingway disclaims such beneficial ownership. Of the 338 shares of Class C Non-Voting Common Stock, 273 shares are owned by Mr. Hemingway's two sons.

Executive Officers

      The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

Name                  Age     Capacity in which Served and Five-Year History


Henry D. Edelman      48      President   and   Chief   Executive   Officer   of  the
                              Corporation  since  June 1,  1989.  From  November 1986
                              until he  joined  Farmer  Mac,  Mr.  Edelman  was First
                              Vice  President  for  Federal   Government  Finance  of
                              PaineWebber  Incorporated,  New York,  New  York.  From
                              March 1986 until  November  1986,  Mr. Edelman was Vice
                              President  for  Government  Finance at  Citibank  N.A.,
                              New  York,  New  York.  Previously,   Mr.  Edelman  was
                              Director   of   Financing,   Investments   and  Capital
                              Planning  at General  Motors  Corporation  in New York,
                              New  York,  where he served in  various  capacities  on
                              the Legal Staff and Financial Staff from 1976 to 1986.

Michael T. Bennett    39      Vice  President - General  Counsel and Secretary of the
                              Corporation     since     November 1,     1991.    From
                              September 1983  until he joined Farmer Mac, Mr. Bennett
                              was an  associate  in the  Washington,  D.C.  office of
                              the New York-based law firm of Brown & Wood.

Thomas R. Clark       49      Vice   President   -   Corporate   Relations   of   the
                              Corporation  since  June 26,   1989.  From  April  1987
                              until  joining  Farmer  Mac,  Mr.  Clark  was  Minority
                              Counsel to the U.S.  Senate  Committee on  Agriculture,
                              Nutrition   and   Forestry.   From   April  1984  until
                              April 1987,  he was  Deputy  Director  of the Fruit and
                              Vegetable  Division,  Agricultural  Marketing  Service,
                              U.S. Department of Agriculture.

Nancy E. Corsiglia    41      Vice   President   -   Business   Development   of  the
                              Corporation  since  June 1,  1989 and  Treasurer of the
                              Corporation  since  December 8,  1989.  From  June 1988
                              until she joined  Farmer Mac,  Ms.  Corsiglia  was Vice
                              President   for   Federal    Government    Finance   at
                              PaineWebber  Incorporated,  New York,  New  York.  From
                              1984  to  1988,  she  served  as  a  Senior   Financial
                              Analyst  and  a  Manager  on  the  Financial  Staff  of
                              General Motors Corporation, New York, New York.

Christopher A. Dunn   39      Vice  President -  Mortgage-Backed  Securities  of the
                              Corporation  since April 5,  1993.  From November 1991
                              until he  joined  Farmer  Mac,  Mr.  Dunn was a Senior
                              Manager  in the  Asset  Securitization  Group  at KPMG
                              Peat Marwick LLP,  Washington,  D.C.  From May 1988 to
                              November 1991, he was a Manager -- Structured  Finance
                              of  the  Federal   Home  Loan   Mortgage   Corporation
                              (Freddie Mac).

Charles M. Lewis      71      Vice   President   -   Agricultural   Finance  of  the
                              Corporation  since  May 2,  1994.  From  January  1992
                              until  he  joined   Farmer  Mac,   Mr.   Lewis  was  a
                              consultant  to Farmer Mac and to Feather  River  State
                              Bank,  Yuba  City,  California,  as  well  as a  state
                              lobbyist for the  Independent  Bankers  Association of
                              America.  From October 1976 through December 1991, Mr.
                              Lewis was President of Feather River State Bank.


Compensation of Directors and Executive Officers

    The Compensation Committee determines, subject to Board of Directors' ratification, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of that committee are Messrs. Branstool (Chairman), Southern, Hemingway, McCarthy and Wheeler. No member of the Committee is an officer or employee of the Corporation. Since the last annual meeting, the Compensation Committee has met three times.

-- Compensation of Directors

      The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) all members of the Board of Directors receive an annual retainer of $10,000, except the Chairman who receives a $15,000 annual retainer;4 (b) each director receives $500 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President, members of the Board are compensated at the same daily rate for certain other meetings and conferences of borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total compensation received by all members of the Board of Directors in 1996 was approximately $169,000. The 1997 stock option plan adopted by the Board in early 1997 anticipates the automatic annual grant to directors of options to purchase 2,000 shares of Class C Non-Voting Common Stock, with the first such grant to occur on the business day following the Meeting and with subsequent grants to occur on each successive annual date thereafter, with the option price to be determined as of such date. See "Compensation of Executive Officers -- Stock Option Plans -- 1997 Plan."

-- Compensation of Executive Officers

General

      This section includes: (i) a report from the Compensation Committee of the Board of Directors on executive compensation; (ii) a discussion of compensation committee interlocks and insider participation in Farmer Mac transactions; (iii) a summary description in tabular form of executive compensation; (iv) a summary of aggregate option holdings; (v) a description of the executive officers' employment agreements; (vi) a discussion of certain relationships and related transactions with directors; (vii) a comparison of stock performance to market indices; and (viii) a description of the Corporation's benefit plans, including the pension and stock option plans.

-------------------
4    Through year-end 1996, Mr. Dean had waived his right to receive an annual retainer.

      Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circular") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the Performance Graph shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

Compensation Committee Report on Executive Compensation

      Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages much like the secondary market established by the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac") for housing mortgages. The Farmer Mac Board realized that the task of establishing a new secondary market for agriculture would be difficult, particularly in light of certain statutory constraints on its operations that were not in the charters of Fannie Mae or Freddie Mac. Farmer Mac could not purchase loans directly from lenders and it could only place its guarantee on securities backed by pools of loans enhanced by a subordinated interest or a reserve fund. From the outset, the Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to accomplish the Corporation's mission, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. Under the circumstances, it was necessary for Farmer Mac to undertake to compensate those employees in a manner consistent with comparable positions at similar companies notwithstanding limitations on growth posed by the statutory constraints.



      The solution devised by Farmer Mac's Board of Directors and Compensation Committee in connection with the hiring of the Chief Executive Officer ("CEO") and other senior members of management beginning in June 1989 and continuing to date, with modifications, was to adopt an approach to executive compensation that relied upon both subjective (qualitative) and objective (quantitative) evaluation criteria. That approach measured performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors. Historically, those criteria had related to efficient pricing of Farmer Mac guaranteed securities and expansion of the pooler and seller networks. Recognizing the urgent need for legislative changes to Farmer Mac's charter and for business volume under a revised charter, the Board and management established three critical objectives for the 1995-96 business planning year (June 1, 1995 to May 31, 1996): (1) revisions to the Farmer Mac charter; (2) specific volume targets for new guarantee obligations; and (3) continuing improvements to internal controls. The achievement of those objectives was designated by the Compensation Committee as the principal criteria for executive compensation for that planning year.

      As part of its ongoing efforts to evaluate its approach and to refine the Corporation's compensation practices in anticipation of legislative changes to Farmer Mac's authorities, the Compensation Committee retained the services of Towers Perrin, an independent compensation consultant, in mid-1995. That consultation indicated that, with certain increases, Farmer Mac's salary policies were generally competitive, but that its annual and long-term compensation policies needed to be revised to emphasize the creation of a greater management equity stake in Farmer Mac's future. Over the next twelve months, the Committee worked closely with Towers Perrin to develop the recommended revisions. Those efforts culminated in the adoption of: (i) a management performance evaluation form that evaluated more particularly each member of management's performance against the achievement of business plan objectives; and (ii) a non-cash compensation program pursuant to which stock grants and/or stock options would be awarded as part of an individual's annual compensation.

      Method of Determining Management Compensation Historically and for the 1995-96 Plan Year. In determining an individual's initial compensation, the Compensation Committee considers the level of compensation necessary to attract and retain a person with the required qualifications. Factors considered include the individual's experience, education, accomplishments, reputation and prior compensation, as well as the level of responsibility to be assumed at Farmer Mac. When appropriate, the cost of obtaining comparable services from outside consultants is also taken into account. The Corporation's method of determining annual management compensation has been essentially the same from year to year. In May of each year, at the end of the 12-month business plan cycle ("plan year"), the Compensation Committee, composed entirely of outside directors (as is the entire Board) and including the Chairman of the Board, reviews management's performance in terms of its effectiveness in executing the strategies designed to achieve the objectives defined in the business plan, taking into account the business conditions that prevailed during the preceding plan year.

      Detailed written performance evaluations are made of the members of senior management other than the CEO, distributed to the Compensation Committee members in advance, and discussed among the members in executive session. The CEO participates in the evaluation of each other senior member of management, but not in his own. As a benchmark for compensation decisions, the Compensation Committee compares the Corporation's compensation practices for its CEO and other senior management with those applicable to middle management at Fannie Mae, Freddie Mac and other comparable private sector financial services companies. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies. Both Fannie Mae and Freddie Mac are included in the group of companies whose stock performance is reflected in the S&P Financial Index, which is shown in the Performance Graph on page 23.

      The Compensation Committee considers the total compensation of the CEO in executive session, and then includes the CEO in its consideration of the total compensation of each of the other members of senior management. Based on those deliberations, the Compensation Committee makes compensation decisions (subject to ratification by the Board of Directors) consistent with the Corporation's compensation policies, the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's missions.

      The Compensation Committee evaluated the performance of the senior management for the 1995-96 plan year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 1995-96 business plan, consistent with the recommendations of Towers Perrin. The committee also evaluated the Corporation's non-financial achievements during the plan year, recognizing that a significant aspect of the development of Farmer Mac involved the establishment of programs that facilitate participation by poolers and provide effective access to the secondary market for stockholders who are loan originators. In that regard, the Compensation Committee considered the legislative revisions to Farmer Mac's statutory charter and the opening of a cash window for the purchase of agricultural mortgages as highly significant, though non-financial, accomplishments from a stockholder perspective during the 1995-96 plan year. Those business developments, together with financial results demonstrating stability in the financial condition of Farmer Mac from 1995 to 1996 and management's effectiveness in implementing strategies to minimize the financial impact of loan prepayments, in limiting expenses through cost control measures, and in maximizing revenue through sophisticated investment techniques, were weighed carefully, with each factor being accorded more or less equal weight, except for achievement of the legislative charter revisions, which was given somewhat more weight than the others. On that basis, the Compensation Committee approved (subject to Board ratification) the compensation to senior management disclosed herein.

      The proportion of the total compensation package representing incentive compensation for the 1995-96 plan year was 26% for the CEO and ranged between 13% and 19% for other senior management. In accordance with the recommendation of Towers Perrin, a portion of incentive compensation ranging from 67% to 88% represented stock grants and stock option awards. The basis for determining incentive compensation was the Compensation Committee's evaluation of each individual's performance, based on subjective standards including professional competence, motivation, and effectiveness, as well as the individual's contribution to the implementation of strategies designed to achieve the objectives set forth in the business plan for the 1995-96 plan year.

      Basis for Determining Chief Executive Officer's Compensation. Farmer Mac's CEO was hired in June 1989, after having served as financial advisor to the Corporation's interim Board of Directors in connection with Farmer Mac's initial public offering of common stock. The compensation terms for the CEO were set forth in an employment contract, amended from time to time, and based on his years of experience as a successful investment banker, financial advisor to federal government agencies and corporate finance executive and attorney, his prior levels of compensation, his experience with Farmer Mac, the level of responsibilities he would assume at a start-up company and the general level of compensation necessary to attract and retain a person with a comparable background. For the 1995-96 plan year, Mr. Edelman received a base salary of $273,000 and was awarded incentive compensation with a total value of $96,000. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received options to purchase 39,780 shares of Farmer Mac Class C Non-Voting Common Stock (options, valued at $48,000 as of the grant date, to purchase 13,260 shares of stock vested immediately upon grant; the remaining options vest one-half on each of May 31, 1997 and May 31, 1998) and, with respect to the remaining $48,000, he requested and received 60% in Farmer Mac Class C Non-Voting Common Stock (valued at $28,800 as of the date of award) and the remainder in cash.

      The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as revised with the assistance of its outside compensation consultant, and the actual total compensation levels, as described herein, reflected careful consideration of what was reasonable and fair from both management and stockholder perspectives.



                              Compensation Committee


                              C. Eugene Branstool, Chairman
                              W. David Hemingway
                              James A. McCarthy
                              G. Clyde Southern
                              Clyde A. Wheeler

Compensation Committee Interlocks and  Insider Participation

      Directors Branstool, Hemingway, McCarthy, Southern and Wheeler comprise the Corporation's Compensation Committee. None of these directors is or has been an officer or employee of the Corporation.

      Director Hemingway, a Class A director, is an Executive Vice President of the Investment Division of Zions First National Bank ("Zions"), the owner of 322,000 shares (or 32.5%) of Farmer Mac's Class A Voting Common Stock. Zions has entered into a letter agreement with Farmer Mac expressing its intent to originate and purchase Qualified Loans for sale into the Farmer Mac I program. Zions has entered into contracts with Farmer Mac pursuant to which Zions will provide central servicing and loan review and underwriting services to Farmer Mac with respect to certain Qualified Loans, including (with respect to central servicing) those sold by Zions to Farmer Mac. In addition, Zions serves as a dealer in Farmer Mac's discount note program and is an active participant in the Farmer Mac II program.

Summary Compensation Table

    The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's Chief Executive Officer and each of Farmer Mac's four other most highly compensated executive officers for the fiscal year ended December 31, 1996.

                                                            Long -Term
                                                           Compensation
                                                              Awards
                                                           -------------
                                                            Securities
                            Fiscal        Annual            Underlying    All Other
                                     Compensation ($)
                                     ------------------
    Name and Principal       Year     Salary    Bonus        Options     Compensation($)5
         Position
--------------------------- -------- --------- -------- -- ------------- -------------
Henry D. Edelman,            1996    309,019   48,000         39,780        33,193
President and
  Chief Executive Officer    1995    250,000      0             --          33,160
                             1994    250,000   85,000           --          32,923

Michael T. Bennett, Vice     1996    181,843    9,000         14,916        28,630
President --
  General Counsel and        1995    154,500   20,000           --          28,565
  Secretary
                             1994    150,000   25,000           --          28,350

Thomas R. Clark, Vice        1996    181,451   14,100         15,579        29,370
President --
  Corporate Relations        1995    149,000   25,000           --          29,333
                             1994    145,000   40,000           --          28,152

Nancy Corsiglia, Vice        1996    181,451   13,800         15,249        28,106
President --
  Business Development       1995    149,000   25,000           --          27,955
  and Treasurer              1994    145,000   40,000           --          26,950

Christopher A. Dunn, Vice    1996    175,861   12,075         20,013        28,222
President --
  Mortgage-Backed            1995    141,400   27,500           --          29,591
Securities
                             1994    137,500   42,500           --          25,253

------------------
5    Represents amounts contributed to the defined contribution plan on behalf of the officers named in the table, as well as disability and life insurance premium payments paid on behalf of the officers. See "Defined Contribution Pension Plan" and "Employment Agreements."

--------------------------------------------------------------------------------
Option Grants During 1996
--------------------------------------------------------------------------------

      The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 1996 and the potential realizable value of such option grants: (i) the number of shares of Class C Non-Voting Common Stock underlying options granted during 1996; (ii) the percentage that such options represent of all options granted to employees during that year; (iii) the exercise price; (iv) the expiration date; and (v) the present value, as of the grant date, of the options under the option pricing model discussed below.

                                 % of Total
                                  Options
                    Number of    Granted to                              Hypothetical
                     Options     Employees   Exercise Price  Expiration    Value at
       Name          Granted6     in Year       ($/Share)       Date     Grant Date7
--------------------------------------------------------------------------------------

Henry D. Edelman      39,780       35.26          7.875        6/13/06     $148,379
Michael T. Bennett    14,916       13.22          7.875        6/13/06      55,637
Thomas R. Clark       15,579       13.81          7.875        6/13/06      58,110
Nancy E. Corsiglia    15,249       13.52          7.875        6/13/06      56,879
Christopher A.        20,013       17.74          7.875        6/13/06      74,648
Dunn

-----------------
6    Options granted in 1996 became exercisable in stages, with 1/3 vesting on
June 13, 1996, and one-half of the remainder vesting on each of May 31, 1997 and May 31, 1998.

7    The hypothetical value at grant date of options granted during 1996 has been estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 42.8%; a risk free interest rate of 6.7%; and an expected life of 5 years.

Option Exercises and Year End Value

      The following table sets forth certain information relating to stock options exercised during 1996 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.


                                              Number of
                                              Securities     Value of Unexercised
                                              Underlying     In-the-Money Options
                                             Unexercised        at Year-End 8
                                               Options
                                              at Year-End
                       Shares    Value       Exercisable/        Exercisable/
      Name            Acquired   Realized   Unexercisable       Unexercisable
                    on Exercise
-----------------------------------------------------------------------------------
Henry D. Edelman         --        $--      53,260  / 26,520  $1,270,922 / $606,645
Michael T. Bennett       --         --      24,972  /  9,944     597,534 /  227,469
Thomas R. Clark          --         --      25,193  / 10,386     602,590 /  237,580
Nancy E. Corsiglia       --         --      25,083  / 10,166     600,074 /  232,547
Christopher A. Dunn      --         --      11,671  / 13,342     273,549 /  305,198

-------------------
8    For purposes of this calculation, the value of the unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price for the class C Non-Voting Common Stock on December 31, 1996.

Employment Agreements

      The Corporation has entered into employment agreements (the "Agreements") with the six members of senior management ("officers") in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements expire on dates approximately two to four years from the present,9 the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.

      Under the Agreements, executive compensation includes base salary and incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. Possible awards of incentive compensation are considered annually at the end of the "plan year" (June 1 to May 31) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

      The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the "Summary Compensation Table" for information on other benefits extended to the officers.

      The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of final dissolution or one and one-half years. An officer's death or disability would permit termination on the same basis as "without cause," but the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.



-------------------
9    The Agreements with each of the executive officers expire June 1 of the following years: H.D. Edelman, 2001; M.T. Bennett, T.R. Clark, N.E. Corsiglia and C.A. Dunn, 1999.

Certain Relationships and Related Transactions

      John Dan Raines, Jr., a Class B director of Farmer Mac, is a member of the Board of Directors of AgFirst Farm Credit Bank ("AgFirst"), a System Institution with which Farmer Mac and Fannie Mae have entered into a joint arrangement for the pooling of Rural Housing Qualified Loans. Under the arrangement, AgFirst purchases eligible Rural Housing Qualified Loans for pooling through the Farmer Mac I program and Farmer Mac-guaranteed securities issued in connection therewith are to be purchased by Fannie Mae with a guarantee fee payable by AgFirst to Farmer Mac and Fannie Mae. To date, no such Farmer Mac-guaranteed securities have been issued thereunder.

      Michael C. Nolan, a former Class A director of Farmer Mac who resigned from the Board on April 15, 1997, is a Senior Managing Director of Bear, Stearns & Co. Inc., an underwriter of Farmer Mac-guaranteed securities and a dealer in Farmer Mac's medium term notes and discount notes programs.

      From time to time, Farmer Mac purchases Qualified Loans under the Farmer Mac I program and Guaranteed Portions under the Farmer Mac II program from institutions which own five percent or more of a class of Voting Common Stock or which have an officer or director who is a director on the Farmer Mac Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to lenders unaffiliated with Farmer Mac. The principal amount of Qualified Loans purchased by Farmer Mac under the Farmer Mac I program through its cash window in 1996 from director-affiliated institutions is an insignificant portion of such program. Farmer Mac purchased five loans having an aggregate principal amount of $1,302,000 from Zions First National Bank, Salt Lake City, Utah ("Zions"). Zions is the holder of approximately 32.5% of Farmer Mac's Class A Voting Common Stock and W. David Hemingway, a Class A director of Farmer Mac, is Executive Vice President of the Investment Division of Zions. In 1996, Farmer Mac also purchased: two loans having an aggregate principal amount of $350,000 from Feather River State Bank ("FRSB"), Yuba City, California (Robert J. Mulder, a Class A director of Farmer Mac, is President and Chief Executive Officer of
FRSB); and one loan having a principal amount of $80,000 from Glenwood State Bank, Glenwood, Iowa (John C. Dean, a Class A director of Farmer Mac, is the Chief Executive Officer and Chairman of the Board of Glenwood State Bank). The principal amount of Guaranteed Portions purchased by Farmer Mac under the Farmer Mac II program from director-affiliated institutions or five percent or greater shareholders was less than 15% of that program's volume in 1996. During 1996, Farmer Mac entered into Farmer Mac II transactions with Zions involving the purchase of Guaranteed Portions by Farmer Mac or the issuance of Farmer Mac II guaranteed securities backed by Guaranteed Portions in an aggregate principal amount of $10,945,600 (11.8% of the program's total). In 1996, Farmer Mac also purchased: $2,688,000 principal amount of Guaranteed Portions (2.9% of the program's total) from Central National Bank, Canajoharie, New York (David J. Nolan, a Class A director of Farmer Mac, is a member of the Board of Directors and had been President and Chief Executive Officer and Chairman of the Board of Central National Bank); and $766,800 principal amount of Guaranteed Portions (0.8% of the program's total) from FRSB.

      In addition to its participation in the Farmer Mac programs, Zions also acts as a dealer in Farmer Mac's discount note program and acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program.

      In June 1996, Farmer Mac purchased $121 million aggregate principal amount of Qualified Loans from Western Farm Credit Bank ("WFCB") (the holder of 11% of Farmer Mac's Class B Voting Common Stock) in two separate transactions. These purchases occurred under the Strategic Alliance Agreement between WFCB and Farmer Mac, with the price paid by Farmer Mac for the loans being based on the price offered to Farmer Mac by capital markets investors for the Farmer
Mac-guaranteed securities backed by those loans. Also in late 1996, Farmer Mac and WFCB engaged in discussions that led to the settlement in early 1997 of the litigation Farmer Mac had commenced in the fall of 1996 against WFCB under the Strategic Alliance Agreement. In connection with the dispute underlying the litigation, James M. Cirona, the President and Chief Executive Officer of WFCB, resigned his position as a Class B director on the Farmer Mac Board in July 1996. As part of the settlement, the parties terminated the Strategic Alliance Agreement and agreed to other terms, including: the waiver by Farmer Mac of certain restrictions in the Agreement that had limited the ability of WFCB to sell the approximately 63,000 shares of Farmer Mac Class C Non-Voting Common Stock sold or optioned to WFCB under the Agreement; and the repurchase by Farmer Mac of the approximately 93,000 shares of Class B Voting Common Stock sold to WFCB under the Agreement. While other terms of the settlement are subject to a confidentiality agreement between Farmer Mac and WFCB, the settlement did not have a material adverse effect on Farmer Mac's financial condition.

Performance Graph

      Farmer Mac has three classes of Common Stock, Class A and Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). The Common Stock was issued in Units and, until November 23, 1993, traded as such. A "Class A Unit" consisted of one share of Class A Voting Common Stock and one share of Class C Non-Voting Common Stock. A "Class B Unit" consisted of one share of Class B Voting Common Stock and one share of Class C Non-Voting Common Stock. In accordance with the terms of the initial public offering, the Class C Non-Voting Common Stock separated from the Class A and Class B Units on November 23, 1993 (the "Separation Date"). Since January 1994, the Class A and Class C Common Stock have traded separately on the Nasdaq Stock Market,10 although, through January 1996, each Class traded at a level approximately one-half the price of a Class A Unit prior to the Separation Date.11 As a result of the limited market for Class B Common Stock and the infrequency of trades therein, the Class B Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices with respect to Class B Common Stock.







-------------------
10   The Class A Voting Common Stock is listed on the Nasdaq SmallCap tier of the Nasdaq Stock Market (trade symbol - FAMCA) and the Class C Non-Voting Common Stock is listed on the Nasdaq National Market (trade symbol - FAMCK).

11   Since February 1996, following the passage of the legislation revising
Farmer Mac's statutory charter, per share prices of Class A and Class C Stock have traded at different levels.

      The following graph compares the performance of Farmer Mac's Class A Voting Common Stock (initially purchased as part of a Class A Unit) with the performance of the NASDAQ US Stock Market Index ("NASDAQ US Index") and the Standard & Poor's Financial Index ("S & P Financial Index") over the period from December 31, 1991 to December 31, 1996. The graph assumes that $100 was invested on December 31, 1991 in each of Farmer Mac Class A Units; the NASDAQ US Index; and the S & P Financial Index; and that all dividends were reinvested. From December 31, 1991 until the Separation Date, the graph (assuming the value of a share of Class A Voting Common Stock represented 50% of the price of a Class A
Unit) reflects one-half of the per unit price of a Class A Unit. Since the Separation Date, the graph reflects the per share price of the Class A Voting Common Stock. [GRAPHIC OMITTED]


Graph Data
1990           100       100       100
1991           161        43       158
1992           187        44       185
1993           214        48       224
1994           210        48       212
1995           296        45       264
1996           365       317       348

Stock Option Plans

      General. The purpose of Farmer Mac's stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel. The use of stock options is an attempt to align more closely the long-term interests of employees with those of Farmer Mac's stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac. Farmer Mac's stock option plans are administered by the Compensation Committee of the Board. Because individuals are prohibited by law from owning shares of Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans. Under the plans, the option price is required to be paid in cash, and no participant has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued to the participant.

      1992 Plan. In 1992, the Board adopted a Stock Option Plan (the "1992 Plan") for key management employees. The 1992 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an original option price of $15 per share, subject to adjustment pursuant to the plan's anti-dilution provision, with a term of 10 years from the date of grant. The Plan was amended in 1993 to increase the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold to 115,000. Options covering 105,000 shares were granted under the 1992 Plan and have an adjusted option price of $6.56 per share.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1992 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1996 Plan. In 1996, the Board adopted a second Stock Option Plan (the "1996 Plan") for key management employees. The 1996 Plan provided for the issuance of nonqualified stock options on Class C Non-Voting Common Stock at an option price of $7.875 per share, subject to adjustment pursuant to the plan's anti-dilution provision, with a term of 10 years from the date of grant. The 1996 Plan specified that the maximum number of shares of Class C Non-Voting Common Stock that may be optioned and sold was 112,830. Options covering all 112,830 shares were granted under the 1996 Plan in stages, with one-third vesting on June 13, 1996, May 31, 1997 and May 31, 1998, respectively. See "Compensation of Executive Officers -- Option Grants During 1996."

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1996 Plan terminate on the earlier of the option expiration date or 30 days after termination of employment, unless termination was for "cause," in which case the options expire immediately.

      1997 Plan. In early 1997, the Board adopted a Stock Option Plan (the "1997 Plan") for directors, officers and key employees. The 1997 Plan provides for the issuance of a maximum of 250,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the date of the option grant, with a term of 10 years from the date of grant. As of April 24, 1997, no options had been granted under the 1997 Plan, although the plan anticipates the automatic annual grant to directors of 10-year options to purchase 2,000 shares of Class C Non-Voting Common Stock, with the first such grant to occur on the business day following the Meeting and with subsequent grants to occur on each successive annual date thereafter, with the option price to be determined as of such date.

      If a participant leaves Farmer Mac for any reason, including retirement, all of that participant's rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination of employment (one year in the case of death or disability), unless termination was for "cause," in which case the options expire immediately.

Defined Contribution Pension Plan

      Farmer Mac annually contributes a percentage of each employee's base salary to the Corporation's Defined Contribution Pension Plan (the "Pension Plan"). The percentage is equal to the sum of (a) 13.2% of each employee's base salary (not to exceed $160,000) and (b) 5.7% of the amount equal to the employee's base salary (not to exceed $160,000) less the Social Security Taxable Wage Base (which, for 1996, was $62,700).

      All persons employed by Farmer Mac are eligible to participate in the Pension Plan. The vesting period for the Pension Plan is two years; there is no requirement for a matching contribution by the employee; and there is no defined annual benefit to the employee upon retirement. The "Summary Compensation Table" includes amounts contributed by the Corporation pursuant to the Pension Plan on behalf of the executive officers who are named therein.

401(k) Savings Plan

      Pursuant to the Corporation's 401(k) Savings Plan (the "Savings Plan"), which is intended to be qualified under Section 401(k) of the Internal Revenue
Code of 1986, participants may increase their retirement savings through tax-deferred contributions. All persons employed by Farmer Mac are eligible to participate. Participants may defer up to 15% of their annual eligible compensation up to the maximum deferral permitted under Federal law ($9,500 for 1996). The Corporation does not contribute any amounts to the Savings Plan.

Item No. 2:  Selection of Independent Auditors

      The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the annual meeting of stockholders and that selection shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. Since the last annual meeting, the Audit Committee, composed of Messrs. Rhodes (Chairman), Dean and Junkins, met five times.

      In accordance with the By-Laws, the Audit Committee has unanimously recommended KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1997. This proposal is put before the stockholders in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of KPMG Peat Marwick LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to be voted.

      KPMG Peat Marwick LLP acted as the Corporation's independent auditors in connection with the Corporation's audited financial statements for the fiscal years ended December 31, 1989 through 1996. In addition to auditing the Corporation's financial statements, KPMG Peat Marwick LLP also renders related services, such as reviewing the Corporation's quarterly reports to stockholders and other periodic reports required to be filed with the Securities and Exchange Commission. KPMG Peat Marwick LLP also assists the Corporation on various tax and financial matters unrelated to the audits. Such services have been provided at usual and customary rates for similar services.

      Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders present at the Meeting.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 1997. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Other Matters

      The enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment thereof, in addition to the scheduled items of business, and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote such proxy in accord with their best judgment.

Principal Stockholders of Voting Common Stock

          It is believed that, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of the related class of Voting Common Stock or 5% or more of the total outstanding shares of Voting Common Stock.

                                   Number          Percent of TotalPercent of Total
                                  of Shares         Voting Shares    Shares Held
Name and Address             Beneficially Owner     Outstanding*     By Class**

AgAmerica, FCB12                86,274 shares of          .79%            17.24%
Spokane, WA  99220              Class B Voting Common
                                Stock

AgFirst Farm Credit Bank13      84,204 shares of Class    .65%            16.83%
Columbia, SC  29202             B Voting Common Stock

AgriBank, FCB                   148,441 shares of         9.96%           29.67%
St. Paul, MN  55101-1849        Class B Voting Common
                                Stock

CoBank                          30,136 shares of Class   2.02%             6.02%
Denver, CO 80217-5110           B Voting Common Stock

Farm Credit Bank of Texas14     38,503 shares of Class   2.58%             7.70%
Austin, TX  78761               B Voting Common Stock

Farm Credit Bank of Wichita115  45,223 shares of Class   3.03%             9.04%
Wichita, KS  67201              B Voting Common Stock

Western Farm Credit Bank      55,250 shares of           3.71%            11.04%
Sacramento, CA  95813         Class B Voting Common
                              Stock

Zions First National Bank16  322,000 shares of          20.34%            32.53%
Salt Lake City, UT  84111    Class A Voting Common
                             Stock


* The percentage is determined by dividing the number of shares of Voting Common Stock owned by the total of the number of shares of Voting Common Stock outstanding.

**   The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.

12   John G. Nelson, III, currently a member of the Board of Directors and a
Class B Nominee, is a director of AgAmerica, FCB.

13   John Dan Raines, Jr., currently a member of the Board of Directors and a
Class B Nominee, is a member of the Board of Directors of AgFirst Farm Credit Bank.

14   James A. McCarthy, currently a member of the Board of Directors and a
Class B Nominee, is a member of the Board of Directors of the Farm Credit Bank of Texas.

15. Darryl W. Rhodes, currently a member of the Board of Directors and a Class B Nominee, is a Senior Vice President of the Farm Credit Bank of Wichita.

16. W. David Hemingway, currently a member of the Board of Directors and a Class A Nominee, is an Executive Vice President of Zions First National Bank.

--------------------------------------------------------------------------------
Compliance with Section 16(a) of the Securities Exchange Act of 1934Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

      Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996; except that a Form 4 was filed late by Western Farm Credit Bank with respect to 10 transactions during the month of October 1996 involving the sale of Farmer Mac Class C Non-Voting Common Stock.

Solicitation of Proxies

      The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained D.F. King & Co., Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $10,500. In addition to solicitation by mail, employees of D.F. King & Co., Inc. may solicit proxies by telephone, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them, and will be reimbursed for their expenses by the Corporation.
                               -----------------------------

      The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

                                        By order of the
                                        Board of Directors,



                                        /s/ Michael T. Bennett
                                        Michael T. Bennett
                                        Corporate Secretary
April 28, 1997 Washington, D.C.

APPENDIX A

CLASS A   FEDERAL AGRICULTURAL MORTGAGE CORPORATION                   CLASS A
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 1997



The undersigned hereby appoints Henry D. Edelman, Michael T. Bennett, and Thomas R. clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class A Voting Common Stock of the Federal Agricultural Mortgage Corporation (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held June 12, 1997, and at any and all adjournments thereof.

The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?



X Please mark votes as in example   1. Election of Directors.
                                                                 With-  For All
                                                            For  hold   Except
                                                            [ ]  [ ]     [ ]
                                          Class A Nominees:
FEDERAL AGRICULTURAL
MORTGAGE CORPORATION                       John C. Dean,
                                           David W. Hemingway,
CLASS A                                    Mitchell A. Johnson,
                                           Robert J. Mulder
RECORD DATE SHARES:                        and David J. Nolan

                                       NOTE:  If you do not wish your shares
                                       voted "For" a particular nominee, mark
                                       the "For All Except" box and strike a
                                       line through the nominee(s) name(s).
                                       Your shares will be voted for the
                                       remaining nominee(s).

                                                           For  Against Abstain
                                                           [ ]    [ ]     [ ]
                                    2. Proposal to approve
                                       the appoinment of KPMG
                                       Peat Marwick LLP as
                                       independent auditors for
                                       the Corporation for the
                                       fiscal year ending
                                       December 31, 1997.


Please be sure to sign and date                                        Box
this Proxy.              Date      Mark box at right if an address     [ ]
                                   change  or comment has been noted
                                   on the reverse side of this card.
Stockholder sign here


Co-owner sign here

DETACH CARD

APPENDIX B

CLASS B     FEDERAL AGRICULTURAL MORTGAGE CORPORATION                   CLASS B
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 1997



The undersigned hereby appoints Henry D. Edelman, Michael T. Bennett, and Thomas R. clark, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class B Voting Common Stock of the Federal Agricultural Mortgage Corporation (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held June 12, 1997, and at any and all adjournments thereof.

The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?


X Please mark votes as in example   1. Election of Directors.
                                                      With-  For All
                                                           For  hold   Except
                                                            [ ]  [ ]      [ ]
                                         Class B Nominees:


FEDERAL AGRICULTURAL
MORTGAGE CORPORATION                       Kenneth E. Graff,
                                           James A. McCarthy,
                                           John G. Nelson III,
CLASS B                                    J. Dan Raines, Jr.
                                           and Darryl W. Rhodes
RECORD DATE SHARES:

                                       NOTE:  If you do not wish your shares
                                       voted "For" a particular nominee, mark
                                       the "For All Except" box and strike a
                                       line through the nominee(s) name(s).
                                       Your shares will be voted for the
                                       remaining nominee(s).

                                                           For  Against Abstain
                                                           [ ]   [ ]      [ ]
                                    2. Proposal to approve
                                       the appoinment of KPMG
                                       Peat Marwick LLP as
                                       independent auditors for
                                       the Corporation for the
                                       fiscal year ending
                                       December 31, 1997.


Please be sure to sign and date                                        Box
this Proxy.              Date      Mark box at right if an address     [ ]
                                   change or comment has been noted
                                   on the reverse side of this card
Stockholder sign here


Co-owner sign here

DETACH CARD